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                                 EXHIBIT 16.(11)

                         OPINION AND CONSENT OF COUNSEL





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                                 EXHIBIT 16.(11)


                                [IDEX LETTERHEAD]





February 5, 2004




IDEX Mutual Funds
Post Office Box 9015
Clearwater, Florida 33758-9015

Dear Sir or Madam:

This opinion is furnished in connection with the proposed filing of an N-14 on behalf of IDEX Mutual Funds.

1. IDEX Mutual Funds has been duly organized, is existing in good standing and is authorized to issue shares of beneficial interest.

2. The shares of IDEX Mutual Funds to be issued in connection with the Registration Statement have been duly authorized and when issued and delivered as provided in the Registration Statement will be validly issued, fully paid and nonassessable.

I, as legal counsel to IDEX Mutual Funds, hereby consent to the filing of this opinion with the N-14 filing.

Very truly yours,



/s/ John K. Carter
--------------------------------------------
Senior Vice President, General Counsel
and Secretary




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